UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
 ____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 29, 2025

FORMFACTOR, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware		000-50307	13-3711155
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

7005 Southfront Road
Livermore,	CA		94551
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code:  (925) 290-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	FORM	Nasdaq Global Select Market

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐     Emerging growth company

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.  Entry into a Material Definitive Agreement.

On July 29, 2025, FormFactor, Inc. (“FormFactor”), as Borrower, entered into that certain Revolving Credit Agreement (the “Credit Agreement”) by and among the Borrower, Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the lenders party thereto from time to time. The Credit Agreement provides for a revolving credit facility in an aggregate principal amount of up to $150,000,000 (the “Facility”) with an option to draw additional Incremental Term Loans in $25,000,000 increments. The Facility has a maturity date of July 29, 2030.

The Facility may be used for working capital and other general corporate purposes, subject to the terms and conditions set forth in the Credit Agreement. Borrowings under the Facility will bear interest at a fluctuating rate per annum equal to, at FormFactor’s option, (i) the forward-looking Secured Overnight Financing Rate term rate (“Term SOFR” and such borrowings, “Term SOFR Loans”), (ii) a base rate set forth in the Credit Agreement, or (iii) a combination thereof, plus, in each case, an applicable margin calculated based on FormFactor’s leverage ratio. Voluntary prepayments are permissible without penalty, subject to certain conditions pertaining to minimum notice and minimum prepayment and reduction amounts as described in the Term Loan Agreement.

The Credit Agreement contains various customary representations and warranties and affirmative and negative covenants, as more fully described in the Credit Agreement, and FormFactor is required to maintain certain financial covenants, including leverage ratio and interest coverage ratio. The Credit Agreement also contains various customary events of default (subject to grace periods, as applicable) including, among others: nonpayment of principal, interest or fees; breach of covenant; payment default on, or acceleration under, certain other material indebtedness; inaccuracy of the representations or warranties in any material respect; bankruptcy or insolvency; inability to pay debts; certain unsatisfied judgments; and the occurrence of a change of control.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02.  Results of Operations and Financial Condition.

On July 30, 2025, FormFactor, Inc. (“FormFactor”) issued a press release announcing its financial results for the second quarter of fiscal 2025 that ended on June 28, 2025. A copy of the press release is furnished as Exhibit 99.01 to this report and is incorporated herein by reference.

This information and the accompanying Exhibit 99.01 shall not be incorporated by reference into any filing of FormFactor with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing. This information, including the accompanying exhibit, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 29, 2025, the Board of Directors of FormFactor adopted Amended and Restated By-laws (the “Amended Bylaws”) of FormFactor. The amendments contained in the Amended Bylaws (i) update certain procedures for stockholder meetings, (ii) update provisions for advance notice of stockholder business and nominations to comply with all the requirements of Rule 14a-19 under the Securities Exchange Act of 1934, as amended, (iii) provide for uncertificated shares, (iv) modify the requirements pertaining to disinterested directors and transactions, and (v) make administrative and ministerial language updates.

The foregoing description of the amendments contained in the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended Bylaws, a copy of which is filed as Exhibit 3.2 hereto, which is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith and this list is intended to constitute the exhibit index.

Exhibit Number	Description
3.2	Amended Bylaws as of July 29, 2025
10.1	Credit Agreement, dated as of July 29, 2025, by and among FormFactor, Inc. and Wells Fargo Bank, National Association, as Administrative Agent, and the lenders party thereto from time to time
99.01	Press Release dated July 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMFACTOR, INC.

Date:	July 30, 2025	By:	/s/ SHAI SHAHAR
			Name:	Shai Shahar
			Title:	Chief Financial Officer